EXHIBIT 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports First Quarter 2010 Earnings

MIDLAND, Mich., April 19, 2010 -- Chemical Financial Corporation (Nasdaq:CHFC) today announced 2010 first quarter net income of $2.3 million, or $0.10 per diluted share, versus net income of $2.7 million, or $0.11 per diluted share, in the first quarter of 2009.

"Reported earnings continue to be lower than desired as a result of ongoing credit quality issues as we recorded a $14.0 million quarterly provision for loan losses. Despite these challenges, we are pleased to again report a profitable quarter. In light of the ongoing struggles of the Michigan economy, we were encouraged to see decreases in consumer and residential real estate nonperforming loans, helping drive a second straight quarterly decline in nonperforming assets," said David B. Ramaker, Chairman, Chief Executive Officer and President.

"As we look to new avenues for growth, our previously announced merger with O.A.K. Financial Corporation (OAK) remains on schedule to close on April 30, 2010," said Ramaker. "We remain well-capitalized and well-positioned relative to many of our competitors to take advantage of other opportunities."

Net interest income was $36.4 million in the first quarter of 2010, down slightly from first quarter 2009 net interest income of $36.6 million. The slight decrease in net interest income was attributable to a decline in net interest margin more than offsetting increases attributable to growth in the balance sheet. The net interest margin (on a tax-equivalent basis) in the first quarter of 2010 was 3.72 percent, down from 3.77 percent in the fourth quarter of 2009 and from 4.06 percent in the first quarter of 2009. The decrease in net interest margin from the prior year's first quarter was primarily attributable to the Company's decision to enhance its liquidity position and to modestly adjust its liability sensitive position by increasing the amount of variable rate investment securities held in its investment securities portfolio.

Total assets were $4.29 billion at March 31, 2010, up from $4.25 billion at December 31, 2009 and $3.98 billion at March 31, 2009. At March 31, 2010, total loans were $2.99 billion, unchanged from December 31, 2009 and up from $2.95 billion at March 31, 2009. Investment securities were $691 million at March 31, 2010, down from $724 million at December 31, 2009 and up from $610 million at March 31, 2009.

Total deposits were $3.47 billion at March 31, 2010, up $56 million, or 1.6 percent, from $3.42 billion at December 31, 2009 and up $370 million, or 11.9 percent, from $3.10 billion at March 31, 2009. The Company experienced significant growth in core business and consumer deposits during the twelve months ended March 31, 2010. The Company maintained these new funds primarily in interest-bearing balances at the Federal Reserve Bank, thereby further enhancing the Company's liquidity position. Federal Home Loan Bank advances totaled $80 million at March 31, 2010, down from $90 million at December 31, 2009 and $125 million at March 31, 2009.

The provision for loan losses was $14.0 million in the first quarter of 2010, down from $15.6 million in the fourth quarter of 2009 and unchanged from the first quarter of 2009. Net loan charge-offs were $10.7 million in the first quarter of 2010, down from $12.3 million in the fourth quarter of 2009 and up from $8.5 million in the first quarter of 2009. The Company continues to deal with a challenging credit environment. The allowance for loan losses of $84.2 million at March 31, 2010 was 2.82 percent of total loans, up from 2.70 percent of total loans at December 31, 2009 and from 2.12 percent of total loans at March 31, 2009. At March 31, 2010, nonperforming loans as a percent of total loans were 4.35 percent, down from 4.54 percent at December 31, 2009, but up from 3.56 percent at March 31, 2009. The allowance for loan losses as a percent of nonperforming loans increased to 65 percent at March 31, 2010, compared to 60 percent at December 31, 2009 and March 31, 2009.

The Company saw a modest decline in nonperforming assets during the first quarter of 2010. At March 31, 2010, nonperforming assets totaled $148.9 million, down from $153.3 million at December 31, 2009 and up from $125.7 million at March 31, 2009. The decrease in nonperforming assets from the previous quarter's end was due primarily to declines in nonaccrual real estate residential and consumer loans. At March 31, 2010, the Company's nonperforming assets included nonaccrual loans of $100.9 million, accruing loans contractually past due 90 days or more as to interest or principal payments of $7.2 million, troubled debt restructurings of commercial and real estate residential loans of $22.0 million and other real estate and repossessed assets of $18.8 million.

Total noninterest income was $9.4 million in the first quarter of 2010, down from $9.9 million in the first quarter of 2009. Lower mortgage banking revenue was primarily responsible for the change.

Operating expenses of $29.2 million in the first quarter of 2010 were unchanged from the first quarter of 2009. Operating expenses in the first quarter of 2010 included $0.7 million of acquisition-related expenses applicable to the pending merger with OAK. Excluding these acquisition-related expenses, operating expenses were down $0.7 million, or 2.4 percent, from the first quarter of 2009. Salaries and employee benefit costs in the first quarter of 2010 were down $0.9 million, or 5.9 percent, compared to the first quarter of 2009 due primarily to lower commission-based compensation and lower health benefit costs. Credit-related operating expenses remained elevated at $1.7 million in the first quarter of 2010, although were $0.5 million lower than in the first quarter of 2009. These reductions were offset by a $0.3 million increase in FDIC insurance premiums, $0.7 million of acquisition-related expenses and $0.4 million of other increases in operating expenses. The Company's first quarter 2010 efficiency ratio of 62.4 percent was up from 59.8 percent in the fourth quarter of 2009 and up slightly from 62.0 percent in the first quarter of 2009.

The Company's return on average assets during the first quarter of 2010 was 0.22 percent, down from 0.24 percent in the fourth quarter of 2009 and 0.28 percent in the first quarter of 2009. At March 31, 2010, the Company's book value stood at $19.76 per share, versus $19.85 per share at December 31, 2009 and $20.40 per share at March 31, 2009. The decreases in book value were attributable to cash dividends paid to shareholders exceeding net income. The return on average equity declined modestly to 2.0 percent in the first quarter of 2010 from 2.3 percent in the first quarter of 2009.

Chemical Financial Corporation is the third-largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 130 banking offices spread over 32 counties in the lower peninsula of Michigan. At March 31, 2010, the Company had total assets of $4.3 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising the NASDAQ Global Select Market.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Chemical Financial Corporation's (Chemical's) outlook or expectations with respect to the planned acquisition of O.A.K. Financial Corporation (OAK). Management's determination of the provision and allowance for loan losses, the carrying value of goodwill and mortgage servicing rights, and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary) and management's assumptions concerning pension and other post retirement benefit plans involve judgments that are inherently forward-looking. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," "plans," "projects," "predicts," variations of such words and similar expressions are intended to identify forward-looking statements.  These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Chemical undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this press release.

Risk factors include, but are not limited to, the risk factors described in Item 1A in Chemical's Annual Report on Form 10-K for the year ended December 31, 2009; the risk factors described in Item 1A in OAK's Annual Report on Form 10-K for the year ended December 31, 2009; the timing and level of asset growth; changes in market interest rates; changes in banking laws and regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; the impact of possible future litigation; governmental and regulatory policy changes; opportunities for acquisitions and the effective completion of acquisitions and integration of acquired entities; the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings, reorganizations and bank consolidations may not be realized fully or at all or within expected time frames; the local and global effects of current and future military actions, and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	March 31 2010	December 31 2009	March 31 2009
Assets:
Cash and cash equivalents:
Cash and cash due from banks	$80,791	$131,383	$83,976
Interest-bearing deposits with unaffiliated banks and others	366,580	229,326	142,184
Total cash and cash equivalents	447,371	360,709	226,160
Investment securities:
Available-for-sale	565,823	592,521	501,594
Held-to-maturity	124,893	131,297	108,600
Total Investment Securities	690,716	723,818	610,194
Other securities	22,128	22,128	22,128
Loans held for sale	4,943	8,362	28,336

Loans:
Commercial	580,656	584,286	563,118
Real estate commercial	790,009	785,675	784,475
Real estate construction	124,853	121,305	112,102
Real estate residential	738,911	739,380	809,262
Consumer	753,886	762,514	682,632
Total Loans	2,988,315	2,993,160	2,951,589
Allowance for loan losses	(84,155)	(80,841)	(62,562)
Net Loans	2,904,160	2,912,319	2,889,027

Premises and equipment	54,438	53,934	52,914
Goodwill	69,908	69,908	69,908
Other intangible assets	5,242	5,408	5,224
Interest receivable and other assets	93,723	94,126	71,860
Total Assets	$4,292,629	$4,250,712	$3,975,751

Liabilities:
Deposits:
Noninterest-bearing	$558,470	$573,159	$526,343
Interest-bearing	2,915,869	2,844,966	2,578,193
Total Deposits	3,474,339	3,418,125	3,104,536
Interest payable and other liabilities	28,264	27,708	37,573
Short-term borrowings	237,712	240,568	221,247
Federal Home Loan Bank advances	80,000	90,000	125,025
Total Liabilities	3,820,315	3,776,401	3,488,381

Shareholders' Equity:
Preferred stock, no par value per share	-	-	-
Common stock, $1 par value per share	23,903	23,891	23,890
Additional paid-in capital	348,136	347,676	347,264
Retained earnings	112,900	115,391	129,249
Accumulated other comprehensive loss	(12,625)	(12,647)	(13,033)
Total Shareholders' Equity	472,314	474,311	487,370
Total Liabilities and Shareholders' Equity	$4,292,629	$4,250,712	$3,975,751

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended March 31
(In thousands, except per share data)	2010	2009
Interest Income:
Interest and fees on loans	$41,718	$42,793
Interest on investment securities:
Taxable	3,124	4,502
Tax-exempt	982	777
Dividends on other securities	82	163
Interest on deposits with unaffiliated banks and others	216	87
Total Interest Income	46,122	48,322

Interest Expense:
Interest on deposits	8,700	10,167
Interest on short-term borrowings	160	233
Interest on Federal Home Loan Bank advances	874	1,332
Total Interest Expense	9,734	11,732
Net Interest Income	36,388	36,590
Provision for loan losses	14,000	14,000
Net Interest Income after Provision for Loan Losses	22,388	22,590

Noninterest Income:
Service charges on deposit accounts	4,391	4,475
Trust and investment services revenue	2,292	2,375
Other charges and fees for customer services	2,008	1,801
Mortgage banking revenue	718	1,150
Other	31	56
Total Noninterest Income	9,440	9,857

Operating Expenses:
Salaries, wages and employee benefits	14,507	15,417
Occupancy	2,837	2,707
Equipment	2,714	2,342
Other	9,131	8,739
Total Operating Expenses	29,189	29,205
Income Before Income Taxes	2,639	3,242
Federal Income Tax Expense	350	524
Net Income	$2,289	$2,718

Net income per common share:
Basic	$0.10	$0.11
Diluted	0.10	0.11

Cash dividends paid per common share	0.20	0.295

Average common shares outstanding:
Basic	23,903	23,890
Diluted	23,921	23,900

Chemical Financial Corporation Announces First Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended March 31
(Dollars in thousands)	2010	2009
Average Balances
Total assets	$4,280,304	$3,927,103
Total interest-earning assets	4,051,440	3,698,726
Total loans	2,984,305	2,960,977
Total deposits	3,451,829	3,047,112
Total interest-bearing liabilities	3,224,427	2,884,681
Total shareholders' equity	474,278	488,095

	Three Months Ended March 31
	2010	2009
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.72%	4.06%
Efficiency ratio	62.4%	62.0%
Return on average assets	0.22%	0.28%
Return on average shareholders' equity	2.0%	2.3%
Average shareholders' equity as a
percent of average assets	11.1%	12.4%
Tangible shareholders' equity as a
percent of total assets	9.5%	10.6%
Total risk-based capital ratio	15.5%	16.2%

	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Credit Quality Statistics
Nonaccrual loans	$100,882	$106,589	$120,186	$109,944	$94,737
Loans 90 or more days past due
and still accruing	7,204	11,733	8,699	10,502	10,240
Troubled debt restructurings - commercial loans	6,243	-	-	-	-
Troubled debt restructurings - real estate residential loans	15,799	17,433	9,567	3,981	-
Total nonperforming loans	130,128	135,755	138,452	124,427	104,977
Repossessed assets (RA)	18,813	17,540	19,067	18,344	20,688
Total nonperforming assets	148,941	153,295	157,519	142,771	125,665
Net loan charge-offs (year-to-date)	10,686	35,215	22,965	16,300	8,494

Allowance for loan losses as a
percent of total loans	2.82%	2.70%	2.58%	2.35%	2.12%
Allowance for loan losses as a
percent of nonperforming loans	65%	60%	56%	56%	60%
Nonperforming loans as a
percent of total loans	4.35%	4.54%	4.61%	4.18%	3.56%
Nonperforming assets as a
percent of total loans plus RA	4.95%	5.09%	5.21%	4.77%	4.23%
Nonperforming assets as a
percent of total assets	3.47%	3.61%	3.69%	3.57%	3.16%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	1.43%	1.18%	1.03%	1.10%	1.15%

	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Additional Data - Intangibles
Goodwill	$69,908	$69,908	$69,908	$69,908	$69,908
Core deposit intangibles	2,183	2,331	2,480	2,629	2,847
Mortgage servicing rights (MSR)	3,059	3,077	2,997	2,869	2,377
Amortization of core deposit intangibles (quarter only)	148	149	149	217	203

Chemical Financial Corporation Announces First Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Nonaccrual loans:
Commercial	$18,382	$19,309	$21,379	$20,371	$16,419
Real estate commercial	51,865	49,419	58,930	50,067	41,826
Real estate construction	15,870	15,184	18,196	17,935	18,504
Real estate residential	10,913	15,508	15,739	15,905	12,803
Consumer	3,852	7,169	5,942	5,666	5,185
Total nonaccrual loans	100,882	106,589	120,186	109,944	94,737
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	2,576	1,371	1,073	1,201	2,581
Real estate commercial	1,483	3,971	2,138	1,542	4,352
Real estate construction	988	1,990	675	259	538
Real estate residential	1,636	3,614	3,839	6,236	1,699
Consumer	521	787	974	1,264	1,070
Total accruing loans contractually past due 90 days or more as to interest or principal payments	7,204	11,733	8,699	10,502	10,240
Troubled debt restructurings - commercial loans	6,243	-	-	-	-
Troubled debt restructurings - real estate residential loans	15,799	17,433	9,567	3,981	-
Total nonperforming loans	130,128	135,755	138,452	124,427	104,977
Other real estate and repossessed assets	18,813	17,540	19,067	18,344	20,688
Total nonperforming assets	$148,941	$153,295	$157,519	$142,771	$125,665

Chemical Financial Corporation Announces First Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Allowance for loan losses at beginning of period	$80,841	$77,491	$69,956	$62,562	$57,056
Provision for loan losses	14,000	15,600	14,200	15,200	14,000

Loans charged off:
Commercial	(1,365)	(3,636)	(1,786)	(3,289)	(3,290)
Real estate commercial	(2,289)	(3,009)	(1,703)	(1,930)	(2,589)
Real estate construction	(644)	(3,633)	(874)	(762)	(1,700)
Real estate residential	(3,173)	(1,070)	(1,346)	(1,043)	(235)
Consumer	(4,427)	(1,998)	(1,996)	(1,544)	(1,253)
Total loan charge-offs	(11,898)	(13,346)	(7,705)	(8,568)	(9,067)
Recoveries of loans previously charged off:
Commercial	373	220	349	130	205
Real estate commercial	170	91	91	226	87
Real estate construction	-	261	46	-	-
Real estate residential	185	174	231	127	82
Consumer	484	350	323	279	199
Total loan recoveries	1,212	1,096	1,040	762	573
Net loan charge-offs	(10,686)	(12,250)	(6,665)	(7,806)	(8,494)
Allowance for loan losses at end of period	$84,155	$80,841	$77,491	$69,956	$62,562

Chemical Financial Corporation Announces First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	1st Qtr. 2010	4th Qtr. 2009	3rd Qtr. 2009	2nd Qtr. 2009	1st Qtr. 2009
Summary of Operations
Interest income	$ 46,122	$ 48,060	$ 48,066	$ 48,283	$ 48,322
Interest expense	9,734	10,847	11,403	11,305	11,732
Net interest income	36,388	37,213	36,663	36,978	36,590
Provision for loan losses	14,000	15,600	14,200	15,200	14,000
Net interest income after provision
for loan losses	22,388	21,613	22,463	21,778	22,590
Noninterest income	9,440	10,212	10,092	10,958	9,857
Operating expenses	29,189	28,807	29,582	30,016	29,205
Income before income taxes	2,639	3,018	2,973	2,720	3,242
Federal income tax expense	350	500	500	426	524
Net income	$ 2,289	$ 2,518	$ 2,473	$ 2,294	$ 2,718

Per Common Share Data
Net income:
Basic	$ 0.10	$ 0.11	$ 0.10	$ 0.10	$ 0.11
Diluted	0.10	0.11	0.10	0.10	0.11
Cash dividends	0.200	0.295	0.295	0.295	0.295
Book value - period-end	19.76	19.85	20.06	20.23	20.40
Market value - period-end	23.62	23.58	21.79	19.91	20.81